CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 32 to the Registration Statement on Form N-4 (No. 333-45592) (the “Registration Statement”) of our report dated February 24, 2026 relating to the financial statements of American Family Life Insurance Company and consent to the incorporation by reference in the Registration Statement of our report dated April 22, 2026 relating to the financial statements of each of the subaccounts of American Family Variable Account II indicated in our report. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
April 22, 2026